Exhibit 10.11

OPERATING AGREEMENT
OF
JDM REEF CAPITAL MANAGEMENT, LLC

Dated:  January 23, 2007

OPERATING AGREEMENT
OF
JDM REEF CAPITAL MANAGEMENT, LLC

This Agreement is entered into effective as of January 23, 2007, by and between JDM CAPITAL CORPORATION (“JDM REEF” or “Manager”), a New York Corporation, and Red Reef Laboratories International (“JV Partner”), a Florida corporation.

ARTICLE 1. ORGANIZATION

Section 1.1  Formation.  Effective as of the date hereof, the parties have organized the Company as a limited liability company pursuant to the Act by executing and filing its Articles of Organization with the Secretary of State as stated above on or before January 23, 2007. Copies of the Articles of Organization and any amendments shall be maintained at the principal office of the Company, and provided to each Member upon request.

Section 1.2  Term. The period of duration of the Company shall be perpetual, unless earlier terminated in accordance with the provisions of this Agreement.

Section 1.3  Name. The name of the Company shall be JDM REEF CAPITAL MANAGEMENT, LLC (“Company”) a formed Delaware Limited Liability Company.

Section 1.4  Business and Purpose. The Company is organized for the conduct of all lawful business permitted to be carried on by limited liability companies organized under the Act, including but not limited to the following:

(a)
To engage in the business of, or own stock in a corporation or interests in another entity which is engaged in the business of performing any of all “core remediation services” in connection with the acquisition, development of real estate transactions that have environmentally challenged or encumbered properties.  This includes standard and proprietary practices.

(b)	To act as an agent and to obtain necessary licenses related thereto; and

(c)
To carry on any business or activity in connection with the foregoing purposes and to have and   exercise all of   the powers and   rights conferred by   the laws of Delaware and any other applicable jurisdiction upon limited liability companies formed under the Act.

Section 1.5  Intention for Company.  The Members have formed the Company as a Limited Liability Company under and pursuant to the Act.  The members specifically intend and agree that the Company not be a partnership (including, without limitation, a limited partnership) or any other venture, but a limited liability company under and pursuant to the Act.  No Member, as manager or otherwise, shall be construed to be a partner in either Company or a partner of any other Member, manager or Person.  The Articles and this Agreement and the relationships created thereby and arising there from shall not be construed to suggest otherwise.  Notwithstanding the foregoing, the parties intend to create an entity that is treated as a partnership for state and federal tax purposes under the Code and Regulations for the specific purposes of the stated Joint Venture.

Section 1.6 Powers.  To carry out the business and purpose of the Company as set forth in section 1.4, the Company shall have and exercise all powers permitted by the Act to be exercised by limited liability companies formed under the laws of the State of Delaware and to do any and all things not prohibited by law in furtherance of the business of the Company.

Section 1.7  Principal Office.  The principal office of the Company shall be 730 5th Avenue New York, NY 10019.  The location of the principal office may be changed by the Manger by written notice to each Member.  Upon any change of principal office, the Company shall file a notice of change with the Delaware Secretary of State as required under the Act.

Section 1.8 [Intentionally Deleted]

Section 1.9 Business in Other States.  The Company shall apply for a certificate of authority to do business in any state or jurisdiction as may be appropriate.

Section 1.10  Definitions.  Terms defined in the singular shall include the plural, and vice versa.  Pronouns in any gender shall include the masculine, feminine and neuter, as the context requires.  All references to a “section” refer to this Agreement unless the context otherwise requires.  The capitalized terms in this Agreement shall have the following meaning:

Act shall mean Chapter 57C of the Delaware General Statutes (and the corresponding provisions of any succeeding law regarding limited liability companies), as amended and in effect at such time.

Adjusted Capital Account shall at any time mean, with respect to any Member, such Member’s Capital Account at such time (i) increased by (A) any amounts such Member is obligated to restore pursuant to this Agreement or is treated as obligated to restore under the provisions of section 1.704-1(b) of the Regulations, and (B) such Member’s share of minimum gain (as defined for purposes of Section 1.704-2(d) of the Regulations) and (ii) decreased by the amount of any adjustments, distribution or allocation described in sections 1.704-1(b)(2)(ii)(d)(4) through (6) of the Regulations.

Affiliate of any person shall mean any person directly or indirectly controlling, controlled by or under common control, whether through ownership, agreement or otherwise, with such person.

Agreement shall mean this Operating Agreement, including all exhibits, as amended to such time.

Capital Account shall mean the separate Capital Account maintained for each Member under section 4.1 at such time.

Cash Available for Distribution shall mean all cash and cash equivalents of the Company at such time from whatever sources derived after (I) provision for all cash reserves as then set up and maintained pursuant to section 5.3(a); and (ii) payment, or reservation for payment, of all sums due and payable on all Company obligations then due.  Cash Available for Distribution shall not include:

(a)
Proceeds from dispositions which (i) are required by any valid and binding agreement with any person or otherwise by law to be used, or otherwise are intended by the Company to be used, for (A) the purchase or other acquisition of property to replace the property disposed of or (B) the repayment of any indebtedness for borrowed money or other liability secured by the property disposed of; or (ii) are from the sale or other disposition by the Company of any Interests; or

(b)	Final Distribution Proceeds.

Cash Available for Distribution for any period shall mean Cash Available for Distribution that is determined to be available for distribution as of the end of that period as provided in section 5.1.

Code shall mean the Internal Revenue Code of 1986 (or the corresponding provisions of succeeding law regarding the taxation of income by the United States), as amended and in effect at such time.

Company shall mean the limited liability company created under the Act pursuant to the Articles of Organization and operated pursuant to this Agreement.

Event of Liquidation shall mean the liquidation (as defined by section 761(d) of the Code and Regulations thereunder) of the Interest of one or more Members within the meaning of section 1.704-1(b)(2)(ii)(g) of the Regulations.

Event of Termination shall mean an event terminating the Company pursuant to section 9.1.

Final Distribution Proceeds shall mean all cash and other property of the Company, if any, remaining for distribution to the Members following an Event of Termination after (i) the payment of the liabilities and obligations of the Company; and (ii) the funding of the reserves, if any, pursuant to section 5.3(b).

Interest shall mean each Member’s interest in the capital, allocations of Profit or Loss and Federal income tax items, distributions of cash or other property, and all other right, title and interest in the Company and its assets as determined pursuant to this Agreement.

Involuntary Withdrawal shall mean, with respect to any Member, (i) the entering of an order for relief in any proceeding commenced by the Member under Federal bankruptcy laws; (ii) the commencement of any proceeding under any Federal or state bankruptcy, reorganization or similar law by the Member with respect to itself or the failure within 90 days to dismiss or stay any such proceeding commenced against such Member if a natural person; (iv) the dissolution (and commencement of winding up) or other termination of the existence (whether by merger, consolidation or otherwise) of the Member if the successor to the Member acquires all or substantially all of the assets, capital stock, partnership interests or other ownership interests of that Member; or (v) any other event described in section 1705.15 of the Act, other than section 1705.15(A) of the Act.

Manager shall mean the person designated as such pursuant to section 3.1 to be responsible for the management of the Company as provided in this Agreement.

Member shall at any time mean each person that is a member of the Company at such time pursuant to the provisions of this Agreement.

Person shall mean any natural person, corporation, partnership, trust or other entity or association, and any government or governmental agency or authority.

Profit or Loss shall, for any period, mean the Company’s taxable income or loss for purpose of Federal income taxation for such period (including all items of income, gain, loss or deduction even if required to be separately stated by section 703(a) of the Code) subject to the following adjustments:

(a)	All Company income that is exempt from Federal income taxation (to the extent not included in the computation of the Company’s taxable income or loss) shall be added;

(b)
All Company expenditures that are not deductible or not properly chargeable to Capital Accounts (including deemed section 705(a)(2)(B) expenditures pursuant to the Regulations under section 704(b) of the Code) for purpose of Federal income taxation pursuant to section 705(a)(2)(B) of the Code (to the extent not included in the computation of the Company’s taxable income or loss) shall be subtracted;

(c)
If the value of Company property has been restated in accordance with section 4.2 or if the value of any Company property for purpose of the Members’ Capital Accounts is different from the adjusted basis of the property for purpose of Federal income taxation, then in lieu of using the amount of depreciation, amortization or other cost

Regulations shall mean the income tax regulations (including any temporary regulations) promulgated under the Code, as such regulations may be amended and in effect at such time, including the promulgation of any temporary regulations as final regulations.

Unit shall mean the unit of measurement into which the Interests of Members are divided.  A Unit becomes outstanding at the time it is first acquired by a Member and remains outstanding until it is reacquired by the Company or an Event of Liquidation occurs with respect thereto.

Voluntary Transfer shall mean (i) any transfer, encumbrance or other disposition (either directly by sale, pledge, gift or any other disposition) of any Interest (or any interest therein) or (ii) with respect to any Member that is not a natural person, any transfer or disposition directly or through one or more Affiliates of a majority or more of the outstanding capital stock, partnership interests or other ownership interests of that Member, provided such transfer is not an Involuntary Withdrawal by such Member.

Vote shall mean with respect to any Member each Vote that such Member has pursuant to section 2.3.  A majority or other stated percentage Vote of Units shall mean such number of Votes of Units then outstanding (excluding Unites of transferees who cannot vote under section 8.4) that, when divided by the total number of Units outstanding at such time (excluding Units of transferees who cannot vote under section 8.4), results in a percentage at least equal to the stated percentage.  Notwithstanding any provision in this Agreement requiring a greater percentage Vote to authorize such action than the percentage stated in this Agreement, then the percentage Vote required by the Act must be obtained in order to authorize such action, and the contravening stated percentage Vote set forth in this Agreement shall be construed and deemed amended accordingly with respect to such action.

ARTICLE 2.  MEMBERS

Section 2.1  General.  The Members of the Company shall be JDM CAPITAL CORPORATION and Red Reef Laboratories International.  Except as otherwise provided in this Agreement, no person may be admitted as an additional or substitute Member without the unanimous written consent of all the Members.  Except as otherwise provided in this Agreement, a Member shall have the same rights and powers, and shall be subject to the same restrictions and liabilities, as a member under the Act.

Section 2.2  Units.  The Interests shall be divided into 100 Units, which shall be allocated to each Member as set forth below.

       Member                                                                           Units

JDM CAPITAL CORPORATION                                                        50
Red Reef Laboratories International                                                       50

Section 2.3  Voting

(a)           Except as otherwise provided in this Agreement, any vote, consent or authorization permitted or required by this Agreement shall require a majority Vote of Units.

(b)           Each Member shall have a number of Votes on each matter submitted at any time for vote of all Members equal to the number of Units owned by such Member at that time.

(c)           Any Vote or consent required by this Agreement may be given by any of the following:

(1)
By a written consent given by the consenting Member and received by the Manager at or prior to the doing of the act or thing for which the consent is solicited, provided that such consent shall not have been nullified by:

(A)	Written notice to the Manager of such nullification by the consenting Member prior to the doing of any act or thing;

(B)	Written notice to the Manager of such nullification by the consenting Member prior to the time of any meeting called pursuant to section 2.4 to consider the doing of such act or thing; or

(C)	The negative Vote by such consenting Member at any meeting called pursuant to section 2.4 to consider the doing of such act or thing.

(2)
By the affirmative Vote by the consenting Member to the doing of the act or thing for which the consent is solicited at any meeting called pursuant to section 2.4 to consider the doing of such act or thing.

(c)	Any Vote by a Member may be in person or by duly appointed proxy.

Section 2.4  Meetings.

(a)
A meeting of Members may be called and any action may be presented for consideration at such meeting by any Member.  Except as waived pursuant to section 2.4(d), notice of the time and place of each meeting shall be given by personal delivery, mail, telegram, telecopy, cablegram or other written communication, which notice shall be given at least, but need not be given more than, 5 days before such meeting provided, however, that none of the actions enumerated in section 3.2 may be authorized or taken at any meeting unless the notice thereof states that such action would be presented for consideration at such meeting.

(b)
The place of each meeting shall be at the principal place of business of the Company or such other place as designated by the Manager.  Each Member which is an organization, and any other Member who is unable to attend a meeting and to represent and cast the Vote(s) of such Member.

(c)
Any Member or representative of a Member who is present at any meeting in person or by means of communications equipment pursuant to which all persons participating can hear each other shall be deemed present at that meeting for voting and all other purposes.

(d)
Any Member may, either before or after any meeting, waive any notice required to be given of the time or place of, or actions to be considered at, such meeting, and any notice of any meeting shall not be required to be given to any Member who is represented by any designated representative who is present at such meeting in person or by means of communications equipment.

Section 2.5  Limited Liability.  The Members shall not be bound by, or be personally liable for the expenses, liabilities or obligations of the Company, except to the extent of their capital contributions and to the extent required under the Act.

Section 2.6  Indemnification.  Each Member shall be indemnified by the Company to the fullest extent permitted under the Act.

Section 2.7  Related Party Transactions.  No transaction or contract to which the Company is or may be a party shall be void, voidable or a breach of fiduciary duty for reason that any Member, or any Affiliate of the Member, is a party thereto.  Notwithstanding the preceding sentence, with respect to any transaction or contract to which a Member is a party, the transaction or contract must not be less favorable to the Company than an arm’s length transaction or contract with an unrelated person would be to the Company at the time it is authorized.

Section 2.8  Business Activities of Members.  Each Member and its Affiliates may engage in other business activities without liability or accounting to the Company.

Section 2.9  Investment Representations.  Each Member hereby makes the following representations and warranties to the Company and to the other Members which are acknowledged and agreed to constitute material representations to be relied upon in connection with the organization of the Company and the issuance of Interests:

(a)	The Interest in the Company being acquired by the Member is being acquired only for the account of the Member and of on behalf of any other person.

(b)	The Interest is being acquired by the Member for purposes of holding for investment and management of and not with view to any further distribution thereof.

(c)	The Member has no agreement, arrangement or understanding for transfer of any of the Interest or any interest therein to any other person or persons.

(d)
The Member (i) has such knowledge and experience in financial and business matters to be able to evaluate the merits and risks of an investment in the Interest, (ii) has been given or had access to sufficient information regarding the Company to evaluate the merits and risks of an investment in the Interest and (iii) is able to bear the risks of an investment in the Interest.

(e)
The Member understands that the Interests are not traded and that no market is likely to exist for an Interest at the time of any desired resale.  In addition, the Member understands that the transfer of Interest is subject to certain restrictions set forth in this Agreement and under applicable federal and state securities laws.

ARTICLE 3. MANAGEMENT

Section 3.1  Manager. JDM CAPITAL CORPORATION shall be the Manager.  Except as provided by the Act and in this Agreement, the powers of the Company shall be exercised, its business affairs conducted and its property managed under the exclusive direction of the Manager, including without limitation all of the following:

(a)	To lease any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

(b)
To execute any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the manager, maintenance and operation of the Company and its properties and assets and to employ such persons as are necessary to perform the duties required thereby, all as necessary, convenient or incident to the accomplishment of the purposes of the Company;

(c)
To invest, care for, and distribute pursuant to Article 5, all funds of the Company to the Members by way of cash, income, return on capital or otherwise, and to perform all matters and enter into any and all agreements in furtherance of the objectives of the Company or this Agreement;

(d)
To engage in any kind of activity and to perform and carry out contracts of any kind necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on in which the Company is then formed or qualified; and

(e)	To employ and/or contract for such personnel as are necessary to the accomplishment of the purposes of the company; and

Section 3.2  Limitations on Manager’s Authority.  Notwithstanding the authority granted to the Manager pursuant to section 3.1, without the affirmative unanimous Vote of all Members, the Manager may not:

(a)	Authorize or cause the Company to engage in a business materially different from the business as described in section 1.4.

(b)	Amend the Articles of Organization.

(c)	Effect or permit the Voluntary Transfer of the Interest of a Member.

(d)	Admit the transferee of an Interest as a substitute Member with respect to such Interest.

(e)	Admit any additional Members.

(f)	Amend this Agreement.

(g)	Confess a judgment against the Company.

(h)	Borrow money or deliver on behalf of the Company evidence of indebtedness in an amount in excess of $10,000 per annum, in the aggregate.

(i)	Take an action that results in the imposition of the personal liability of a Member for any Company debt, obligation or liability.

(j)	Sell or otherwise dispose of all or substantially all of the Company’s assets.

(k)	enter into or amend any agency agreement or other similar agreement with any title insurance underwriter or its affiliate; or

(l)	enter into any settlement in excess of $5,000.00 of any claim with the company’s title insurance underwriter.

Section 3.3  Operating Restrictions.

(a)
All Company property in the form of cash not otherwise invested shall be deposited in one or more accounts maintained in such financial institutions as the Manager shall determine or shall be invested in short-term liquid securities or shall be left in escrow and withdrawals shall be made only in the regular course of Company business on such signature or signatures as the Manager may determine from time to time.

(b)
The signature of the Manager shall be the only signature necessary to convey title to Company property (expressly including any real property owned by the Company) or to execute any promissory notes, trust deeds, mortgage, or other instruments of hypothecation.

Section 3.4  Officers.  For the purpose of conducting the day-to-day operations of the Company, the Manger may appoint such officers as deemed appropriate in its discretion.

Section 3.5  Expenses.  The Manager and each officer shall be reimbursed by the Company for all reasonable and necessary expenses directly incurred in the conduct of any Company business.

Section 3.6  Compensation. No Member or Manager shall receive any salary, fee, or draw for services rendered to or on behalf of the Company.  Notwithstanding the previous sentence, Manager shall receive incentive warrants in Red Reef Laboratories International based upon specific hurdles and structure further defined in Exhibit A.

Section 3.7Indemnification.  The Manager and each officer of the Company shall be indemnified to the fullest extent permitted under the Act.

Section 3.8  Bylaws.  The Manager may adopt bylaws to govern its proceedings and the transaction of business, and any other matters properly within the authority or discretion of the Manger so long as consistent with the Act, the Articles of Organization and this Agreement.

ARTICLE 4.  CAPITAL AND LOANS

Section 4.1  Capital Accounts.  A separate Capital Account shall be maintained for each Member.  No Member shall have any interest in the Capital Account of any other Member.  Capital Accounts shall be determined and maintained on the same basis as Capital Accounts are determined and maintained by the Company for purpose of Federal income taxation in accordance with section 1.704-1(b) of the Regulations.  The Capital Account of each Member shall be maintained by:

(a)
Crediting the Capital Account (i) at the time of each capital contribution with the amount of money and with the fair market value of property contributed with respect to that Member; (ii) at the time of assumption or distribution with the amount of all liabilities of the Company that are assumed by the Member or that are secured by property distributed to the Member, and (iii) as of the last day of each calendar year (or other periods of which Profit or Loss is determined) with the Member’s allocation of Profit and Items of Income allocated for that period pursuant to Article 6; and

(b)
Debiting the Capital Account (i) at the time of each distribution with the amount of money and with the fair market value of property distributed as a distribution to the Member pursuant to Article 5; (ii) at the time of assumption or distribution with the amount of all liabilities of the Member that are assumed by the Company or that are secured by property contributed to the Company; and (iii) year (or other periods for which Profit or Loss is determined) with the Member’s allocation of Loss and other items in the nature of a loss or expenditure allocated for that period pursuant to Article 6.

Section 4.2  Restatement of Capital Accounts. Upon the events set forth in section 1.704-1(b)(2)(iv)(f) of the Regulations, the Members shall have the right to restate the value at which Company property is stated for purpose of the Members’ Capital Accounts to equal the fair market value thereof in the event the value of Company property is so restated, the Capital Account of each Member shall be adjusted as if an Event of Termination had occurred where the Company had disposed of all Company property at its fair market value as of the date of the event giving rise to the restatement and had distributed its remaining assets pursuant to Article 9.

Section 4.3  Capital Contributions.  Each Member shall make an initial cash capital contribution as set forth below:

Members                                                                Capital Contribution

JDM CAPITAL CORPORATION                                               $ 50.00

Red Reef Laboratories International                                              $ 50.00

Section 4.4  Additional Amounts.  The Members hereby agree to make all additional capital contributions as may be determined by a majority vote of the members. If additional capital funds are required for any reason by the Company, each Member shall have the right, but shall not be obligated, to lend, or to cause an Affiliate of the Member to lend, or to have another Member or Affiliate thereof lend, all or any portion of the required funds.  Any such loan shall bear interest at a variable rate floating daily at 2 percentage points above the prime commercial lending rate of HSBC, as in effect from time to time over the term of such loan, and the principal of, and accrued interest on, any such loan shall be repaid prior to any distributions to Members pursuant to Article 5.

Section 4.5  Return of Capital.  Except as otherwise provided in this Agreement, no Member shall:

(a)
Have the right to demand the return of any capital contribution or have priority over any other Member either as to the return of capital contributions or as to any cash or other distributions by the Company.

(b)	Be liable for the return of all or any part of the capital contributions of the other Members. Any such return shall be made solely in cash and solely from the assets of the Company.

(c)
have the right to (i) receive property other than cash in return of capital contributions or as any other form of distribution, (ii) withdraw any part of the Members capital contributions; or (iii) receive any funds or property of the Company.

(d)	Have interest accrue or be paid on the capital contributions of such Member.

ARTICLE 5.  DISTRIBUTIONS

Section 5.1  Cash Available for Distribution.    The Manager shall determine as of the end of each calendar year (or such other shorter period as the Members deem appropriate) the amount of Cash Available for Distribution as of the end of such period to be applied as provided in this section 5.1 Cash Available for Distribution as so determined shall be distributed to the Members in proportion to their Units.

Section 5.2  Final Distribution Proceeds.  The Manager shall determine the amount of Final Distribution Proceeds following an Event of Termination.  Final Distribution Proceeds shall be applied as provided in this section 5.2 not later than the end of the Company’s taxable year in which the Event of Termination occurs (or, if later, the 90th calendar day following the Event of Termination).  Notwithstanding the preceding sentence as long as such retention complies with the provisions of section 1.704-1(b) of the Regulations, the Company may (i) establish reasonable reserves for contingent or unforeseen liabilities or obligations pursuant to section 5.3(b) which need not be distributed until such liabilities or obligations are satisfied; and (ii) with respect to installment obligations and other amounts owed to the Company which are not collected prior to the time the Company is required to distribute its assets, may retain each such obligation until payment is received by the Company.  The amount of Final Distribution Proceeds shall be distributed to all Members having a positive balance in their Capital Accounts, after giving effect to the allocations pursuant to Article 6, in proportion to the positive balances in the Capital Accounts of such Members.

Section 5.3  Reserves.  The following reserves shall be established by the Company.

(a)
Operational.  The Manager shall, in its discretion, maintain such cash reserves as are reasonable and prudent to fund the Company business prior to an Event of Termination.  Upon any reduction in such cash reserve, any excess cash resulting therefrom shall constitute Cash Available for Distribution.

(b)
Termination.  The Manager shall, in its discretion, maintain such cash or other reserves as are reasonable and prudent to fund any contingent or unforeseen liabilities or obligations of the Company upon and after an Event of Termination.  Upon any reduction in such cash or other reserve or in the event that any such cash or other reserves are determined to be no longer needed, any excess cash or other property resulting therefrom shall constitute Final Distribution Proceeds.

Section 5.4  Company Property.  All real or personal property, tangible or intangible, acquired by or contributed to the Company shall be Company property and title shall be held in the name of the Company.  No Member individually shall have any beneficial ownership of such property or the right to have any such property partitioned.  No Company property shall be withdrawn or otherwise distributed to any Member unless the Manager determines such property is not needed in the operation of the Company and the distribution shall not impair the solvency of the Company.  In such event, unless otherwise agreed upon by the Members, the Company property shall be distributed to each Member in the proportion of each Members respective interest in the Company determined as if an Event of Termination had occurred where the Company had disposed of the Company property at its fair market value as of the date of the distribution of the Company property and had distributed its remaining assets pursuant to Article 9.

ARTICLE 6.  ALLOCATIONS

Section 6.1  Profit or Loss.  The Profit or Loss of the Company shall be determined for each calendar year (or for such interim periods within each calendar year as the Manager shall determine appropriate, so long as such interim period is consistent with section 706 of the Code and the Regulations thereunder).  The Profit or Loss shall be allocated for each period as follows:

(a)	Subject to the special allocations set forth in section 6.3, any Profit shall be allocated to the Members in proportion to their Units.

(b)	Subject to the special allocations set forth in section 6.3, any Loss shall be allocated to the Members in proportion to their Units.

Section 6.2  Special Allocations

(a)
Nonrecourse Liabilities.  To the extent the Company has any nonrecourse deductions, partner nonrecourse deductions or minimum gain (within the meaning of section 1.704-2(b) of the Regulations), such items shall be allocated to each Member in a manner intended to comply with the requirements of section 1.704-2(b0 of the Regulations.  furthermore, the allocations shall be interpreted and construed in accordance with the economic terms of this Agreement which is to allocate all items in accordance with each Member’s Interest in the Company.

(b)
Special Income Offsets.  After giving effect to the allocations as set forth in Section 6.1 for any period, and to any distributions of Cash Available for Distribution for that period, the following items for that period and, if necessary, subsequent periods, shall be reallocated as follows:

(1)
Loss Limitation.  To the extent that all or any portion of a Loss allocated for any period pursuant to section 6.1(b) causes or increases a negative balance in any Member’s Adjusted Capital Account, such Loss, or any portion thereof, shall be reallocated to any Members which would not have a negative Adjusted Capital Account balance as a result of the allocation (in proportion to their respective Adjusted Capital Account) or, if no such Members exist, then to the Members in accordance with their interests in the Company, which is intended to be in proportion to their Units at the end of the period.

(2)
Qualified Income Offset.  In the event any Member unexpectedly receives for any period any adjustment, allocation, or distribution described in section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) of the Regulations, which create or increase a negative Adjusted Capital Account of the Member, then income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year and, if necessary, for subsequent years) shall be specially allocated to the Capital Account of the Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations the negative Adjusted Capital Account balance so created as quickly as possible.  The special reallocation described in this section 6.2(b)(2) is intended to qualify as a "qualified income offset”, as that term is used in section 1.704(b)(2)(ii)(d) of the Regulations and shall be interpreted and construed in accordance therewith.

(3)
Gross Income Offset.  To the extent that a Member has a negative Adjusted Capital Account balance at the end of any period after taking into account (I) all allocations under Article 6 (other than this section 6.2(b)(3)) for such period and (ii) all distributions under Article 5 with respect to such period, then income and gain for the period shall be reallocated from any Member which would not have a negative Adjusted Capital Account as a result of such reallocation (and if more than one, from each Member in the same ratio as allocated to each of them) to each such Member to the extent of such Member’s negative Adjusted Capital Account balance.

(c)
Curative Allocations.  The special allocations set forth in this section 6.3 are intended to comply with certain requirements of section 1.704-1(b) of the Regulations.  Notwithstanding any other provision of this Agreement, if there are any such special allocations for any period, income and gain for subsequent periods shall as quickly as possible be allocated to each such Member to offset such earlier special reallocations so that the new amount that is resultingly allocated to each Member will equal the net amount that would have been allocated to each Member if such special reallocations had not occurred.  Any such curative allocations pursuant to this section 6.2 of income and gain for any period shall be made prior to any allocation of Profit and Loss for the period pursuant to section 6.1.

Section 6.3  Federal Income Tax Items.  The following rules shall apply for all allocations for purposes of Federal income taxation:

(a)
Taxable Income.  All items of Company income, gain, credit, loss, and deduction shall be allocated to each Member’s Interest on the same basis as Profit and Loss, and items thereof, are allocated pursuant to section 6.1 for the calendar year or period corresponding to such taxable year or other period.

(b)	Alternative Minimum Tax. All preference items for alternative minimum tax purposes shall be allocated in the same portion as the underlying item was allocated for regular Federal income tax purposes.

(c)
Contributed Property.  Items of income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for purpose of Federal income taxation and the fair market value thereof at the time of contribution in accordance with sections 704(c) and 737 of the Code and the Regulations thereunder.

Allocations pursuant to this section 6.3 are solely for purposes of federal income taxation, and any related state or local taxes incorporating the Federal income tax provisions of the Code, and shall not affect or in any way be taken into account in computing any Member’s Capital Account under section 4.1 or share of allocations pursuant to sections 6.1 and 6.2.

Section 6.4  Allocations upon Transfer of an Interest.  Notwithstanding anything to the contrary in this Article 6, the Profit or Loss for any period allocated to any Interest that was transferred during that period shall be allocated between the transferor and the transferee using any convention permitted under section 706(d) of the Code and reasonably selected by the Manager to determine the transferor’s and transferee’s separate interests.  For purposes of determining any allocations to any Member under this Article 6 that are based upon the aggregate amount of any allocations or distributions to that Member, the aggregate amount of any such allocations or distributions to any Member shall include the aggregate amount of all such allocations and distributions made with respect to the Interest of that Member, including those made to prior transferors of such Interest.

ARTILCE 7.  ACCOUNTING

Section 7.1  Books and Records.  The books and records of the Company shall be kept in sufficient detail to determine the Profit or Loss and the Federal income tax items of the Company for each period for which an allocation is to be made pursuant to this Agreement.  The Company shall also keep such books and records in sufficient detail so as to permit preparation of financial statements in accordance with generally accepted accounting methods and principles for such period and in such form and content as reasonably requested by another Member.  Such books and records and financial statements together with any other records and documents required to be made available by the Company for inspection under the Act shall be maintained at the principal office of the Company.  Such documents shall be open for inspection and examination, copying, verification or audit thereof by any Member or its duly authorized representative.  The annual financial statements of the Company need not be audited unless requested by a Member and shall be provided to Members within a reasonable period after the end of each fiscal year.  The Manager shall provide every Member with monthly reports of pertinent operating information.  The Manager shall use reasonable efforts to furnish all Members with necessary tax information within 45 days after the end of each fiscal year.

Section 7.2  Accounting Period and Basis.    The accounting period and taxable year of the Company shall be period ending December 31 each year.  The Company shall prepare all financial statements on the accrual method of accounting or such other reasonable accounting method approved by the Members.

Section 7.3  Tax Matters Partner.  JDM REEF CAPITAL MANAGEMENT, LLC shall act as the Tax Matters Partner as defined in section 6231(a)(7) of the Code.  The Tax Matters Partner shall provide the Members with a copy of all correspondence and shall keep the other Members reasonably informed of an audit, administrative or judicial proceedings involving the potential adjustment at the Company level of any item required to be taken into account by the Members for purpose of Federal income taxation.  In any controversy with the Internal Revenue Service or any other taxing authority involving the Company, either directly or indirectly, the Tax Matters Partner may in respect thereof incur expenses on behalf of the Company which it deems necessary and advisable in the interest of the Company including, without limitation, attorneys’ and accounting fees.  The Tax Matters Partner may execute or agree to a settlement or compromise of such controversy, waive or extend the statute of limitation, choose the forum for litigation and file amended tax returns only with the prior consent of the other Members.

ARTICLE 8.  WITHDRAWAL; TRANSFER

Section 8.1  Voluntary Withdrawal.

(a)
Any Member may withdraw from the company by giving 120 days notice of intent of Voluntary Withdrawalto each of the other members. Upon the effective date of the Voluntary Withdrawal of any Member, the Companyshall be terminated, unless within 120 days of receipt by the Company of the notice of intent of Voluntary Withdrawal, all of the remaining Members shall give notice to the withdrawing Member of the remaining Members’ election to purchase the interest of the withdrawing Member in accordance with Section 8.4 hereof and to continue the business of the company.

(b)	[DELETED]

      Section 8.2  Involuntary Withdrawal. Except as otherwise provided herein, upon the Involuntary Withdrawal of any Member, the Company shall be dissolved unless within 120 days of receipt by the Company of notice of intent of Involuntary Withdrawal the remaining Members elect to continue the business of the Company by a majority Vote of Units of such remaining Members and elect to purchase the Interest of the withdrawing Member in accordance with Section 8.4 hereof. 8.4.

Section 8.3 Restriction on Voluntary Transfer No member may make a Voluntary Transfer of the whole or any portion of its interest without a unanimous Vote of Units and compliance with the requirements of Section 8.6 hereof.

(a)           Not Used

(b)
Permitted Transfers.  Notwithstanding any other provision to the contrary in this Agreement other than section 8.6, a Member may make a Voluntary Transfer of its Interest without the written consent of the other Members, or any portion thereof, directly to, in trust for, or otherwise for the benefit of an entity owned and controlled entirely by a Member.  Each permitted transferee under this section 8.3 shall be admitted as a substitute Member as soon as practicable after the transferee has satisfied the requirements set forth in section 8.6 (b)-(e).

Section 8.4 Closing of Purchase  When under this Agreement the Interest of any Member is to be purchased in accordance with this Section 8, the closing on the purchase of the Interest shall occur no later than 60 days after the date of said notice of election is given. The purchase price for such interest shall be an amount equal to the positive Capital Account balance attributed at that time to the interest to be purchased. The purchase price shall be paid in cash at the closing. If the interest to be purchased is subject to any pledge or encumbrance, the purchase price payable for such interest shall be paid to discharge the liability under such pledge or encumbrance, which amounts when so applied shall be credited against the purchase price to be paid. Further, the Company at closing shall pay in full any and all Company loans outstanding to the selling Member and the purchasing Members shall execute and deliver to the Selling Member an indemnification agreement whereby the purchasing Member, jointly and severally, indemnify and hold harmless the selling Member from any and all loss, damage, cost or expense, including reasonable legal fees, resulting from or arising out of any and all Company obligations to third parties.

Section 8.5  Call Option.  JDM REEF CAPITAL MANAGEMENT, LLC, or its successor, shall have the option to acquire the Interest of any remaining Member by giving sixty (60) days prior written notice to said Member of its intent to exercise the call option under this section 8.5.  The closing on the purchase of the Interest of Red Reef Laboratories International shall occur no later than sixty (60) days after the date written notice of such election is given.  Should said call option be exercised prior to one year from the first day of operation of the Company, the purchase price for such Interest shall be an amount equal to the positive Capital Account balance attributed to the interest of Red Reef Laboratories International at that time. If said call option is exercised after a period of one year from the first day of operation of the Company, the purchase price under this call option shall be equal to the last 12 month after-tax profit times 3 times the percentage of ownership attributed to the selling Member at that time. The purchase price shall be paid in cash at the closing.  If the Interest to be purchased is subject to any pledge or encumbrance, the purchase price payable for such Interest shall be paid to discharge the liability under such pledge or encumbrance, which amounts when so applied shall be credited against the purchase price to be paid.  Further, upon its exercise of the call option under this section, the Company shall immediately pay in full any and all Company loans outstanding and the selling Member shall hold JDM REEF CAPITAL MANAGEMENT, LLC harmless from and indemnify against any and all loss, damage, costs or expense, including reasonable attorney fees, resulting from or arising out of any and all Company obligations to third parties.

Section 8.6  Rights of Transferees.  A transferee of an Interest pursuant to any transfer in accordance with the provisions of this Agreement shall be entitled to participate in all allocations and distributions pursuant to this Agreement with respect to the transferred Interest and to succeed to the Capital Account and Adjusted Capital Account representing the transferred Interest and to have the Capital Account adjusted pursuant to this Agreement.  However, until such transferee is admitted as a substitute Member pursuant to this Agreement, such transferee shall not be entitled to any other rights or privileges of a Member, including without limitation any rights to inspect Company records, cast any Vote or to give any consent under any provision of this Agreement, or otherwise to approve, authorize, or consent to, or to withhold approval, authorization or consent any action which requires the approval, authorization or consent of the Members under this Agreement.  If such transferee is not admitted as a substitute Member, then the right to Vote or give consent attributed to the Interest held by the transferee shall not be deemed allocated or otherwise be deemed outstanding for any provision of this Agreement.  A transferee of the whole or any portion of any Interest of a Member shall become a substitute Member with respect to such Interest only if:

(a)	The admission of the substitute Member has been approved by a unanimous Vote of Units.

(b)	The transferring Member shall have forwarded to the Company a request for admission of the substitute Member, duly executed by the transferring Member and the proposed substitute Member.

(c)	The proposed substitute Member shall have agreed in writing to assume all obligations of it as a Member under, and to be bound by, this Agreement.

(d)	The transferring Member and the proposed substitute Member shall have executed such documents as the Company may reasonably require for affecting such substitution.

(e)	The transferring Member shall have paid or caused to be paid all costs related to such transfer, including legal fees and other expenses incurred by the Company.

Section 8.7  Restrictions on Sale or Exchange.  The Interests have not been registered under the United States Securities Act of 1933, as amended, but were issued pursuant to an exemption from such registration.  Notwithstanding any provisions to the contrary in this Agreement, no reoffers, reoffers for sale, resale or transfer of the Interests may be made except pursuant to an exemption from such registration under the Securities Act of 1933 and applicable state law evidenced by an opinion of counsel in form and by counsel reasonably satisfactory to the Manager.

Section 8.8  Section 6050K.  Immediately upon the occurrence of any transfer, the transferor or its legal representative shall provide the Company with the information set forth in Section 6050K of the Code, as applicable, and the Company shall furnish that information to the Internal Revenue Service, the transferor, and the transferee, as required by that Code section.

ARTICLE 9.  DISSOLUTION

Section 9.1  Event of Termination.  The Company shall continue until terminated upon the happening of any one of the following events:

(a)	The sale of all or substantially all of the Company’s assets.

(b)	The Involuntary Withdrawal of a Member and the failure of the remaining Member to elect to continue the Company pursuant to section 8.2.

(c)	As decided by a majority vote of the Members.

Upon termination of the Company pursuant to this section 9.1, the Company business shall be terminated, its liabilities discharged, its property distributed as hereinafter described, and the Company shall be liquidated.  A reasonable period of time shall be allowed for the orderly termination of the business, discharge of its liabilities, and distribution of its remaining cash and other property as Final Distribution Proceeds pursuant to section 5.2.

Section 9.2  Winding Up.  Upon an Event of Termination, for purposes of the termination of the Company business, discharge of its liabilities, and distribution of its remaining property, the Manger (or the absence of a Manager such person as selected by Members holding a majority of the Units) shall have the exclusive power and authority to act on behalf of the Company, to terminate the Company business, to sell and convey any real or personal property of the Company for such considerations and upon such terms and conditions as the Manager reasonably deems appropriate, to discharge the Company’s liabilities, to set up and maintain all cash and other reserves permitted pursuant to section 5.3(b) and to apply all Company property as provided in this section 9.2.  The Manager shall apply all Company property to pay, or to provide the reserves as then set up and maintained pursuant to section 5.3(b) for payment of; all expenses of liquidation and to satisfy all liabilities and obligations of the Company as provided by the Act, and then distribute any remaining cash and other property as Final Distribution Proceeds pursuant to section 5.2.

ARTICLE 10  MISCELLENEOUS

Section 10.1  Notices.  All notices shall be in writing and shall be sent by (i) personal delivery; (ii) first class mail, postage prepaid; (iii) national overnight courier; or (iv) telecopier, with telephone confirmation.  Notice shall be deemed given on the day such notice is delivered to the recipient or, with respect to any mailing, three days after such notice is deposited in the mail.  Unless otherwise specified by a notice to the Members, all notices shall be given or made upon the Members at the address (or telecopy number) last shown upon the records of the Company.

Section 10.2  Amendment.  This Agreement may be amended in whole or part in a writing approved by the Members pursuant to section 3.2.  However, no amendment may reduce any right under this Agreement of any transferee of an Interest, including any right attributable to such Interest to participate in allocations, without the consent of the transferee.

Section 10.3  Construction.  The following shall be applicable in interpreting and construing the terms of this Agreement:

(a)
This Agreement contains the entire agreement among the parties and supersedes any prior understandings or agreements between them respecting the subject matter hereof.  This Agreement may be executed in several counterparts, and each executed counterpart shall be considered as an original of this Agreement.

(b)	This Agreement shall be binding upon and inure to the benefit of the parties, their respective heirs, personal representatives, successors and permitted assigns.

The captions at the beginning of the sections of this Agreement are not part of the context hereof but are merely labels to assist in locating and reading those sections and shall be ignored in construing this Agreement.  Each exhibit and schedule referred to in this Agreement is incorporated by reference.  This Agreement shall be governed by, and construed pursuant to, the laws of the State of Delaware.  Each provision of this Agreement is severable from every other provision of this Agreement.

SIGNATURES

IN WITNESS WHEREOF, the Members hereto have executed this Agreement effective as of the date first set forth above.

JDM CAPITAL CORPORATION,
a New York Company

By: /s/ Joseph W. DeMatteo
Joseph W. DeMatteo, President

Red Reef Laboratories International
 a  Florida corporation

By: /s/ Claus Wagner Bartak
Dr Claus Wagner Bartak, President

Exhibit A

Manager Incentive Program

Red Reef Laboratories as an additional incentive to the expansion and development of the venture will issue stock warrants as compensation for the achievement of the following acquisition values for the partnership….

Once the Manager achieves the total acquisition and closing (“Opportunities”) of 5mm plus of Opportunities, Manager will receive warrants in Red Reef Laboratories as scheduled to the following

(B)

	JDM Reef Capital Management, LLC
	Warrant Schedule and Grid For JDM CAPITAL CORPORATION

				Maximum	Strike
	Transaction Value		Percentage	Warrants	Price

1	$ -	$ 4,999,999	0%	0	$ -

2	$ 5,000,000	$ 10,000,000	1.5%	$ 150,000	$ 0.25

				Ceiling	$ 3.00

3	$ 10,000,000	$ 50,000,000	2%	$ 800,000	$ 0.50

				Ceiling	$ 3.00

4	$ 50,000,000	$ 100,000,000	2%	1,000,000	$ 0.75

				Ceiling	$ 3.00

5	$ 100,000,000	$ 250,000,000	3%	4,500,000	$ 3.00

				Ceiling	$ 7.00

6	250,000,000	(thereafter)	2%	Ceiling/ Strike	$ 10.00